Exhibit 10.13

THIS DOCUMENT PREPARED
UNDER THE ASSISTANCE OF AN
ATTORNEY LICENSED IN THE
STATE OF CALIFORNIA AND AFTER

RECORDING RETURN TO:
Jami L. Brodey, Esq.
Goldberg, Kohn, Bell, Black,
Rosenbloom & Moritz, Ltd.
55 East Monroe Street
Suite 3700
Chicago, Illinois 60603

SPACE ABOVE THIS LINE FOR RECORDER'S USE

Loan No. 07-0004261

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND
FIXTURE FINANCING STATEMENT
(Park View Gardens at Montgomery
County of Sonoma, State of California)

        This DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (this "Deed of Trust") is made as of this 16th day of October, 2006, between MOUNTAINVIEW COMMUNITYCARE LLC, a Nevada limited liability company ("Grantor"), whose mailing address is c/o Ensign Facility Services, Inc., 27101 Puerta Real, Suite 450, Mission Viejo, California 92691 unto CHICAGO TITLE INSURANCE COMPANY ("Trustee"), whose mailing address is 2544 Cleveland Avenue, Suite 110, Santa Rosa, California 95403 for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GECC"), whose mailing address is 2 Bethesda Metro Center, Suite 600, Bethesda, Maryland 20814, as agent (GECC in its capacity as agent, "Agent") for Lenders (as such term is defined in the Loan Agreement referred to below).

RECITALS

        A.    Lender has agreed, subject to the terms and conditions of that certain Second Amended and Restated Loan Agreement dated as of June 30, 2006 (said Loan Agreement, as amended from time to time being hereinafter referred to as the "Loan Agreement"), executed by and among Grantor, certain Affiliates of Grantor (together with Grantor, the "Borrower Parties"), General Electric Capital Corporation, a Delaware corporation (in its individual capacity as a lender ("GECC")) and the other financial institutions who are or hereafter become parties to the Loan Agreement (together with GECC, collectively or individually, as the context may require, as "Lender") and Agent, to make a loan (the "Loan") to Borrower Parties. The Loan is evidenced by that certain promissory note dated as of June 30, 2006 in the aggregate original principal amount of Forty Seven Million Seven Hundred Ninety Five Thousand and No/100 Dollars ($47,795,000.00) (which note, together with all notes issued in full or partial replacements thereof, or in substitution or exchange therefor, and all amendments thereto, are hereinafter collectively referred to as the "Note"), providing for monthly payments as set forth in the Agreement, with the balance thereof, due and payable on June 29, 2016 (said date, any later date to which the maturity date may be extended in accordance with the Loan Agreement, or any earlier date on which the entire unpaid principal amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise is hereinafter called the "Maturity Date"). The terms and provisions of the Loan Agreement and Note are hereby incorporated by reference in this Deed of Trust. Capitalized terms used but not defined herein shall have the meaning provided in the Loan Agreement.

        B.    Lender and Agent wish to secure: (i) the payment of the Note, together with all interest, premiums, the Make Whole Breakage Amount, the payment Premium (as such terms are defined in the Loan Agreement) and other amounts, if any, due in accordance with the terms of the Note, as well as the payment of any additional indebtedness accruing to Lender or Agent on account of any future payments, advances or expenditures made by Lender or Agent pursuant to the Note, the Loan Agreement or this Deed of Trust or any of the other Loan Documents (hereinafter defined); (ii) the performance of each and every covenant, condition, and agreement contained in the Note, the Loan Agreement, this Deed of Trust, those certain Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Financing Statements (or documents of similar title) executed by the other Borrower Parties (as amended from time to time) and any other documents evidencing or securing the Loan or executed in connection therewith (such documents together with any modifications, renewals, extensions or replacements thereof are collectively referred to as the "Loan Documents"); (iii) the payment and performance of any and all other debts, claims, obligations, demands, monies, liabilities and indebtedness of any kind or nature now or hereafter owing, arising, due or payable from Borrower Parties to Lender or Agent in connection with the Loan; provided that the instrument or agreement evidencing any such debt, claim, obligation, money, liability or indebtedness specifically states that it is secured by this Deed of Trust; and (iv) the payment of all amounts due from Master Tenants, Guarantor and the other borrowers under and in accordance with the terms of the Accounts Receivable Loan Documents and the performance of each and every covenant, condition, and agreement contained therein. All payment obligations of Borrower Parties to Lender or Agent with respect to the Loan or under any of the Loan Documents and all payment obligations of Master Tenants, Guarantor and the other borrowers thereunder to GECC under the Accounts Receivable Loan Documents are hereinafter sometimes collectively referred to as the "Indebtedness," and all other obligations of Borrower Parties to Agent with respect to the Loan or under any of the Loan Documents and all other obligations of Master Tenants, Guarantor and the other borrowers thereunder to GECC under the Accounts Receivable Loan Documents are hereinafter sometimes collectively referred to as the "Obligations".

        NOW, THEREFORE, TO SECURE the repayment of the Indebtedness and the performance of the Obligations, and also in consideration of the sum of Ten and No/100 Dollars ($10.00), the receipt of which is acknowledged by Grantor, Grantor by these presents irrevocably grants, bargains, sells, assigns, mortgages, releases, transfers, pledges, conveys and warrants specially unto Trustee, its successors and assigns forever, IN TRUST, WITH POWER OF SALE, and right of entry and possession, under and subject to the terms and conditions hereof, for the benefit and security of Agent and Lender, all right, title, and interest of Grantor in and to the fee simple estates in the following described property and all proceeds thereof (which property is hereinafter sometimes collectively referred to as the "Property"):

        A.    The real estate described on Exhibit A attached hereto (the "Land");

        B.    All of the following (collectively, the "Improvements"): all buildings, improvements and fixtures now or in the future located or to be constructed on the Land; to the extent not owned by tenants of the Property, all machinery, appliances, equipment, furniture, fixtures and all other personal property of every kind or nature located in or on, or attached to, or used or to be used in connection with the Land, buildings, improvements or fixtures; all building materials and goods procured for use or in connection with the foregoing; and all additions, substitutions and replacements to any of the foregoing;

        C.    To the extent assignable by Grantor, all plans, specifications, architectural renderings, drawings, soil test reports, other reports of examination or analysis of the Land or the Improvements;

        D.    All easements, rights-of-way, water courses, mineral rights, water rights, air rights and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto (collectively, "Appurtenances");

        E.    Subject to the rights of Agent under Section 6 hereof, all leases, master leases, subleases, licenses, patient and resident care agreements and other agreements with regard to the use or occupancy of all or any portion of the Land and/or the Improvements, including without limitation that certain Long-Term Care Facility Lease Agreement dated as of August 22, 2006 by and between Ensign Montgomery LLC, a Nevada limited liability company ("Master Tenant") and Grantor (the "Master Lease"), service agreements which include an occupancy agreement and all guaranties, amendments, extensions and renewals of any such lease, license or agreement, now or hereafter entered into (collectively, the "Leases") and all rents, incomes, receipts, prepayments, security deposits, termination payments, royalties, profits, issues and revenues, prepayment of the same including without limitation, lease termination, cancellation or similar fees, and all other amounts of any nature now due or which may become due or to which Grantor may now or shall hereafter become entitled or which it may demand or claim and arising or accruing directly or indirectly from the Leases or from the Land and/or Improvements from time to time (collectively, the "Rents"), reserving to Grantor, however, so long as no Event of Default has occurred, the right to receive and apply the Rents in accordance with the terms and conditions of Section 6 of this Deed of Trust;

        F.     To the extent assignable by Grantor, all claims, demands, judgments, insurance proceeds, refunds, reserves, deposits, rights of action, awards of damages, compensation, settlements and other rights to the payment of money hereafter made resulting from or relating to (i) the taking of the Land or the Improvements or any part thereof under the power of eminent domain, (ii) any damage (whether caused by such taking, by casualty or otherwise) to the Land, Improvements, Appurtenances or other Property or any part thereof, or (iii) the ownership or operation of the Property;

        G.    To the extent assignable by Grantor, all management contracts, permits, certificates, licenses, approvals, contracts, purchase and sale agreements, purchase options, entitlements, development rights and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, Improvements and/or Leases, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties;

        H.    All of the following types of collateral, as defined in the Uniform Commercial Code as in effect from time to time in the State of Illinois (the Illinois Uniform Commercial Code being referred to as the "UCC", unless the context requires a reference to the Uniform Commercial Code in effect in another state): accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, goods, equipment, investment property, deposit accounts, letter of credit rights, commercial tort claims, healthcare insurance receivables and all books and records relating to the foregoing; provided that Grantor will cooperate with Agent in obtaining "control" as defined in the UCC, with respect to collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper;

        I.     Any monies on deposit with or for the benefit of Agent, including deposits for the payment of real estate taxes, insurance premiums and any cash collateral account;

        J.     All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements, Appurtenances or any other property of the types described in the preceding granting clauses; and

        K     Any and all after acquired right, title or interest of Grantor in and to any property of the types described in the preceding granting clauses.

        TO HAVE AND TO HOLD the Property and all parts thereof together with the rents, issues, profits and proceeds thereof, unto Trustee to its own proper use, benefit, and advantage forever, subject, however, to the terms, covenants, and conditions herein.

        Grantor covenants and agrees with Agent as follows:

        1.    Payment of Indebtedness; Performance of Obligations.    Grantor shall promptly pay when due the Indebtedness and shall promptly perform all Obligations.

        2.    Taxes and Other Obligations; Insurance and Condemnation Proceeds.

        (a)   Grantor shall pay or cause to be paid, when due, and before any interest, collection fees or penalties shall accrue, all Taxes in accordance with Section 7.3 of the Loan Agreement.

        (b)   Should Grantor fail to make any of such payments, Agent may, at its option and at the expense of Grantor, pay the amounts due for the account of Grantor. Upon the request of Agent, Grantor shall immediately furnish to Agent copies of all notices of amounts due and receipts evidencing payment. Grantor shall promptly notify Agent of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.

        (c)   Insurance and condemnation proceeds shall be paid and applied in accordance with Sections 3.2 and 3.3 of the Loan Agreement.

        (d)   Any implied covenant in this Deed of Trust or the Loan Agreement restricting the right of Lender to make an election as to the application of proceeds, is waived by Borrower. In addition, Borrower hereby waives the provisions of any law prohibiting Lender from making such an election, including, without limitation, the provisions of California Code of Civil Procedure commencing with Section 1265.2 10.

        3.    Preservation and Maintenance of Property.    Grantor shall: (a) not commit waste or permit impairment or deterioration of the Property; (b) not abandon the Property, (c) keep the Property (or cause the Property to be kept) in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition as of the date of this Deed of Trust, or such other condition as Agent may approve in writing, upon any damage or loss thereto; (d) comply (or cause compliance) in all material respects with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property and (e) give notice in writing to Agent of and, unless otherwise directed in writing by Agent, appear in and defend any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Agent. Neither Grantor nor any tenant or other person shall remove, demolish or alter any Improvement on the Land except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

        4.    Protection of Agent's and/or Lender's Security.    If (a) Grantor fails to pay the Indebtedness or to perform the Obligations, (b) any action or proceeding is commenced which affects or could affect the Property or Trustee's or Lender's interest therein, including any loss, damage, cost, expense or liability incurred by Trustee, Agent or Lender with respect to (i) any environmental matters relating to the Property or (ii) the preparation of the commencement or defense of any action or proceeding or any threatened action or proceeding affecting the Loan Documents or the Property, then Agent, at Agent's option, may make such appearances, disburse such sums and take such action as Agent deems necessary, in its sole discretion, to protect the Property or Agent's or Lender's interest therein, including entry upon the Property to take such actions Agent determines appropriate to preserve, protect or restore the Property. Any amounts disbursed by Agent or Lender pursuant to this Section 4 (including attorneys' fees, costs and expenses), together with interest thereon at the "Default Rate" (defined in the Note) from the date of disbursement, shall become additional Indebtedness of Grantor secured by the lien of this Deed of Trust and the other Loan Documents and shall be due and payable on demand. Nothing contained in this Section 4 shall require Agent or Lender to incur any expense or take any action hereunder.

        5.    Warranty of Title; Actions.    Except as disclosed in the exceptions to title in the title policy approved by Agent issued by Chicago Title Insurance Company insuring the priority of this Deed of Trust, Grantor shall warrant, and hereby does warrant, that Grantor owns marketable and fee simple title to the Property, free and clear of all liens and encumbrances. Grantor shall appear in and defend any claim or any action or other proceeding purporting to affect title or other interests relating to any part of the Property, the security of this Deed of Trust or the rights of Agent or Lender, and give Agent prompt written notice of any such claim, action or proceeding. Agent may, at the expense of Grantor, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Agent or Lender in connection with or relating to any part of the Property or this Deed of Trust or involving the priority, validity or enforceability of any Loan Document.

        6.    Assignment of Rents.

        (a)   To facilitate the payment and performance of the Indebtedness and Obligations, Grantor absolutely and unconditionally assigns and transfers to Agent, for the benefit of Agent and Lender, all of Grantor's right, title and interest in and to (i) the Leases, (ii) the Rents and the immediate and continuing right to collect and receive all of the Rents, and (iii) any and all rights and claims of any kind that Grantor may have now or in the future against any present or future tenant (including Master Tenant), subtenant or occupant of the Property (a "Tenant"). In furtherance of this assignment, and not in lieu thereof, promptly upon request by Agent, Grantor agrees to execute and deliver such further assignments as Agent may from time to time require.

        (b)   All of the Rents and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property, together with any and all rights that Grantor may have against any Tenant under the Leases or any subtenants or occupants of any part of the Property and any award made hereafter to Grantor in any court proceedings involving any of the Tenants or in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and all payments by Tenants in lieu of Rent, are hereby absolutely and unconditionally assigned to Agent, for the benefit of Agent and Lender, to be applied by Agent in accordance with the terms of the Loan Agreement. It is understood and agreed by the parties that this assignment of the Leases and Rents is intended to be and is a present, absolute, and unconditional assignment from Grantor to Agent, and not merely the passing of a security interest, and shall, immediately upon execution, give Agent the right to collect the Rents and to apply them in payment of the Indebtedness. Such assignment and grant shall continue in effect until the Indebtedness is paid in full. Subject to the provisions set forth herein and, so long as there shall not have occurred an Event of Default which is continuing, Grantor shall have a license, without joinder of Agent, to enforce the Leases subject to the terms of the Loan Documents, and to collect the Rents as they come due (but not more than one (i) month in advance and excluding any lease termination, cancellation or similar payments which Grantor agrees shall be held in trust and turned over to Agent to be applied to the Indebtedness in accordance with the terms of the Loan Agreement) and to retain, use and enjoy the same. The Rents shall be held by Grantor in trust, to be applied first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby, third to the expenses of Property operations, including maintenance and repairs required hereby (other than payment of fees to Affiliates of Grantor), fourth to the payment of that portion of the Indebtedness then due and payable, and fifth, the balance, if any, to or as directed by Grantor. Grantor shall deliver such other Rents to Agent as are necessary for the payment of the Indebtedness as such sums become due. If an Event of Default has occurred, Grantor's right to collect and secure the Rents shall cease and Agent shall have the sole right, with or without taking possession of the Property to collect all Rents.

        (c)   Grantor hereby irrevocably appoints Agent its true and lawful attorney-in-fact, with full power of substitution and with full power of substitution and with full power for Agent in its own name and capacity or in the name and capacity of Grantor to demand and collect any and all Rents and to file any claim or take any other action or proceeding and make any settlement regarding the Leases. All Tenants are hereby expressly authorized and directed to pay to Agent, or to such nominee as Agent may designate in a writing delivered to such Tenants, all amounts due Grantor pursuant to the Leases. All Tenants are expressly relieved of all duty, liability or obligation to Grantor in respect of all payments so made to Agent or such nominee.

        (d)   After an Event of Default, Agent may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Indebtedness and the Obligations and without regard to solvency of Grantor:

            (i)  Enter upon, take possession of and manage the Property, or any part thereof, for the purpose of collecting the Rents in its own name sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon the Indebtedness and in such order as Agent may so determine;

           (ii)  Dispossess by the usual summary proceedings any Tenant defaulting in the payment thereof to Grantor, lease the Property or any party thereof, repair, restore, and improve the Property;

          (iii)  Apply the Rent after payment of Property expenses as determined by Agent to the Indebtedness in accordance with the terms of the Loan Agreement; and

          (iv)  Apply to any court of competent jurisdiction for specific performance of this Deed of Trust, an injunction against the violation hereof and/or the appointment of a receiver.

        (e)   The collection of Rents, or the entering upon and taking possession of the Property, or the application thereof as aforesaid, shall note cure or waive any Event of Default or notice of an Event of Default hereunder or invalidate any act done in response to such Event of Default pr pursuant to such notice of an Event of Default. In the event Grantor, as lessor under the Leases, shall fail to perform and fulfill in any material respect any material term, covenant, condition, or provision in the Leases, on its part to be performed or fulfilled, at the time and in the manner in the Leases provided, or if the Grantor shall suffer or permit to occur any breach or default under the provisions of the Leases, or any of them, and such default shall give the Tenant thereunder the right to terminate its Lease or otherwise shall continue for a period of thirty (30) days following the giving of written notice of such default to Grantor, then and in any such event, such breach or default shall constitute an Event of Default.

        (f)    In the event Grantor fails to perform any Lease covenant, Agent may, at its option, upon prior notice to Grantor (except in the event of an emergency) perform any Lease covenant for and on behalf of Grantor, and all monies expended in so doing shall be chargeable to Grantor and added to the Indebtedness and shall be immediately due and payable.

        (g)   Grantor hereby covenants and agrees as follows:

            (i)  This Deed of Trust transfers to Agent all of Grantor's right, title, and interest in any security deposits held by Grantor, provided that Grantor shall have the right to retain and apply the security deposit so long as no Event of Default has occurred under this Deed of Trust or the Loan Documents. Agent shall have no obligation to any Tenant with respect to its security deposit unless and until Agent comes into possession of the deposit.

           (ii)  Agent may assign its right, title and interest in the Leases, Rents and other Property, and any subsequent assignee shall have all of the rights and powers provided to Agent by this Deed of Trust.

          (iii)  Grantor shall not without the prior written consent of Agent: (a) perform any act or execute any other instrument which might interfere with the exercise of Agent's or Lender's rights hereunder; (b) execute any assignment, pledge or hypothecation of Rents or any of the Leases; or (c) suffer or permit any of the Leases to become subordinate to any lien other than the lien of this Deed of Trust.

        (h)   This Deed of Trust shall not be deemed to impose upon Agent or Lender any of the obligations or duties of the landlord or Grantor provided in any Lease. Grantor hereby acknowledges and agrees: (i) Grantor is and will remain liable under the Leases to the same extent as though this Deed of Trust had not been made; and (ii) Agent has not by this Deed of Trust assumed any of the obligations of Grantor under the Leases, except as to such obligations which arise after such time as

Agent shall have assumed actual ownership or control of the Property. This Deed of Trust shall not make Agent responsible for the control, care, management, or repair of the Property or any personal property or for the carrying out of any of the terms of the Leases unless and until Agent takes possession or actual control of the Property. Agent and Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm, or corporation in or about the Property absent gross negligence or willful misconduct by such Person.

        (i)    In the event any Tenant should be the subject of any proceeding under the Federal Bankruptcy Code or any other federal, state, or local statute which provides for the possible termination or rejection of any Lease, Grantor covenants and agrees no settlement for damages shall be made without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed, and any check in payment of damages for rejection of any Lease will be made payable both to Grantor and Agent. Grantor hereby assigns any such payment to Agent and further covenants and agrees that it will duly endorse to the order of Agent any such check.

        (j)    After an Event of Default, then, without notice to, or the consent of, Grantor, Agent shall be entitled to exercise all of the rights and remedies contained in this Deed of Trust or in any other Loan Document or otherwise available at law or in equity including, without limitation, the right to do any one or more of the following:

            (i)  To enter upon, take possession of and manage the Property for the purpose of collecting the Rents;

           (ii)  Dispossess by the usual summary proceedings any Tenant defaulting in the payment thereof to Grantor;

          (iii)  Lease the Property or any part thereof;

          (iv)  Repair, restore, and improve the Property,

           (v)  Apply the Rents after payment of Property expenses as determined by Agent to the Indebtedness and the Obligations in such order as Agent may determine; and

          (vi)  Apply to any court of competent jurisdiction for specific performance of this Deed of Trust, an injunction against the violation hereof and/or the appointment of a receiver.

        (k)   Grantor hereby agrees to indemnify Agent and Lender to hold Agent and Lender harmless from any liability, loss or damages including, without limitation, reasonable attorney's fees, costs and expenses which may or might be incurred by Agent under the Leases or by reason of this Deed of Trust, and from any and all claims and demands which may be asserted against Agent or Lender by reason of any term, covenant or agreement contained in any of the Leases, except for any such liability, loss or damage resulting solely from Agent's or Lender's gross negligence or willful misconduct.

        (l)    The assignment of Leases and Rents set forth in this Section 6 and the granting clauses of this Deed of Trust shall run with the land and be good and valid against Grantor or those claiming by, under or through Grantor, from the date hereof and such assignment shall continue to be operative during the foreclosure or any other proceeding taken to enforce this Deed of Trust. In the event of a sale or foreclosure which shall result in a deficiency, such assignment shall stand as security during the redemption period of the payment of such deficiency. Agent shall be permitted, at its sole option, to exercise remedies under such assignment separately from remedies exercised against other portions of the Property.

        7.    Statements by Grantor.    Grantor shall within ten (10) days after Agent's request, furnish Agent with a written statement, duly acknowledged, setting forth the sums, according to Grantor's books and records, secured by the Loan Documents and any right of set-off, counterclaim or other defense which exists against such sums and the Obligations.

        8.    No Additional Liens, Encumbrances or Indebtedness.    Grantor covenants not to execute any mortgage, deed of trust, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Agent by the Loan Documents) against or encumbrance on the Property or take or fail to take any other action which would result in a lien against the Property or the interest of Grantor (or Guarantor) in the Property without the prior written consent of Agent; provided, however, Grantor may in good faith, by appropriate proceeding, contest the validity or amount of any asserted lien in accordance with the terms of the Loan Agreement and pending such contest, Grantor shall not be deemed to be in default hereunder.

        9.    Grantor and Lien Not Released.    Without affecting the liability of Grantor for any of the Indebtedness or the Obligations, or any other person liable for the payment of the Indebtedness or the performance of any Obligations, and without affecting the lien or charge of this Deed of Trust as security for the payment of the Indebtedness, Agent may, from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the Property: (a) release any person liable for payment of all or any portion of the Indebtedness or performance of the Obligations; (b) waive or modify any provision of this Deed of Trust or the other Loan Documents or grant other indulgences; (c) release all or any part of the Property; (d) take additional security for any obligation herein mentioned; (e) subordinate the lien or charge of this Deed of Trust; (f) consent to the granting of any easement; or (g) consent to any map, plat or plan of the Property.

        In accordance with California Code of Civil Procedure Section 726.5, Lender may waive its lien against the Property or any portion thereof, together with fixtures or personal property thereon, to the extent such property is found to be environmentally impaired, and may exercise any and all rights and remedies of an unsecured creditor against Borrower and all of Borrower's assets and property for the recovery of any deficiency, including, without limitation, seeking an attachment order under California Code of Civil Procedure Section 483.010. No such waiver shall be final or binding on Lender unless and until a final money judgment is obtained against Borrower. As between Lender and Borrower, for purposes of California Code of Civil Procedure Section 726.5, Borrower shall have the burden of proving that the release or threatened release of any Hazardous Materials was not knowingly or negligently caused or contributed to, or knowingly or willfully permitted or acquiesced to by Borrower or any related party (or any affiliate or agent of Borrower or any related party) and that Borrower made written disclosure of the release to Lender or that Lender otherwise obtained actual knowledge thereof prior to the making of the loan evidenced by the Note. Notwithstanding anything to the contrary contained in this Deed of Trust or the other Loan Documents, Borrower shall be fully and personally liable for all judgments and awards entered against Borrower pursuant to California Code of Civil Procedure 726.5 and such liability shall be an exception to any non-recourse or exculpatory provision in this Deed of Trust or the other Loan Documents and shall not be limited to the original principal amount of the obligations secured by this Deed of Trust. Borrower's obligations hereunder shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Deed of Trust. For the purpose of any action brought under this Section, Borrower hereby waives the defense of laches and any applicable statute of limitations. For purposes of California Code of Civil Procedure 726.5, the acts, knowledge and notice of each "726.5 Party" shall be attributed to and be deemed to have been performed by the party or parties then obligated on and liable for payment of the Note, As used herein, "726.5 Party" shall mean Borrower, any successor owner to Borrower of all or any portion of the Property, any related party of Borrower or any such successor and any affiliate or agent of Borrower, any such successor or any such related party.

        10.    Uniform Commercial Code Security Agreement.

        (a)   This Deed of Trust shall cover, and the Property shall include, all property now or hereafter affixed or attached to the Land, which to the fullest extent permitted by law, shall be deemed fixtures and a part of the Land. In addition, this Deed of Trust shall constitute a security agreement pursuant to the UCC for any portion of the Property which, under applicable law, may be subject to a security interest pursuant to the UCC (such portion of the Property is hereinafter called the "Personal Property") and Grantor hereby grants to Agent, for the benefit of Agent and Lender, a security interest in the Personal Property. Agent shall have all of the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity.

        (b)   Grantor hereby authorizes Agent to file any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Deed of Trust, all in such form as Agent may require to perfect a security interest with respect to the Personal Property. Grantor hereby authorizes and empowers Agent and irrevocably appoints Agent its agent and attorney-in-fact to execute and file, on Grantor's behalf, all financing statements and refilings and continuations thereof as Agent deems necessary or advisable to create, preserve and protect such lien. Grantor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements as Agent may reasonably require.

        (c)   Grantor shall not, without the prior written consent of Agent, sell, assign, transfer, encumber, remove or permit to be removed from the Property any of the Personal Property. So long as no Event of Default exists, Grantor may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Property, but only upon replacing the same with other Personal Property at least equal in value and utility to the disposed Personal Property. Any replacement or substituted Personal Property shall be subject to the security interest granted herein.

        (d)   To the extent permitted by law, Grantor, Lender and Agent agree that with respect to all items of Personal Property which are or will become fixtures on the Land, this Deed of Trust, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of the UCC.

        (e)   After an Event of Default, Agent may exercise in respect of the Personal Property, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Personal Property) and also may: (i) require Grantor to, and Grantor hereby agrees that it will, at its expense and upon request of Agent, forthwith assemble all or part of the Personal Property as directed by Agent and make it available to Agent at any reasonable place or places designated by Agent; and (ii) without notice except as specified below, sell, lease or otherwise dispose of the Personal Property or any part thereof in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable.

        (f)    Grantor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Agent and Grantor, (ii) describe the Personal Property that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that Grantor is entitled to an accounting of the Indebtedness and stating the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Notwithstanding the foregoing, to the contrary, no notification need be given to Grantor if it has authenticated after default a statement renouncing or modifying any right to notification of sale or other intended disposition. At any sale of the Personal Property, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Personal Property or any portion thereof for the account of Agent. Agent shall not be obligated to make any sale of Personal Property regardless of notice of sale having been given. Agent may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Personal Property and have no obligation to provide any warranties at such time. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any applicable law now existing or hereafter enacted.

        (g)   After an Event of Default, Agent or its agents or attorneys shall have the right without further notice or demand or legal process (unless the same shall be required by applicable law), personally, or by its agents or attorneys, (i) to enter upon, occupy and use any premises owned or leased by Grantor or where the Personal Property is located (or is believed to be located) for so long as such entry, occupancy and use is necessary, without any obligation to pay rent to Grantor, to render the Personal Property useable or saleable and to remove the Personal Property or any part thereof therefrom to the premises of Agent or any agent of Agent for such time as Agent may desire in order to effectively collect or liquidate the Personal Property and use in connection with such removal any and all services, supplies and other facilities of Grantor; (ii) to make copies of and have access to Grantor's original books and records, to obtain access to Grantor's data processing equipment, computer hardware and software relating to the Personal Property and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and (iii) to notify postal authorities to change the address for delivery of Grantor's mail to an address designated by Agent and to receive, open and dispose of all mail addressed to Grantor.

        11.    Events of Default; Acceleration of Indebtedness.    The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Deed of Trust:

        (a)   failure of Borrower Parties to pay, within five (5) days after the due date, any of the Indebtedness, including any payment due under the Note, or Borrower Parties' failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise; or

        (b)   failure of Grantor to strictly comply with Section 8 (no additional liens) 6(f)(iii) (no interference with Agent's liens on Leases and Rents) of this Deed of Trust; or

        (c)   failure of Borrower Parties to satisfy each and every Obligation not set forth in subsection (b) above, and the continuance of such failure for ten (10) days after notice by Agent to Borrower Parties; provided, however, Borrower Parties shall have an additional thirty (30) days to cure such failure if (a) such Obligation cannot by its nature reasonably be cured within ten (10) days; (b) such failure does not involve the failure to make payments on a monetary obligation; (c) if Borrower Parties commence to cure such failure promptly after written notice thereof and thereafter diligently pursues the curing thereof, and (d) Borrower Parties provide Agent with security reasonably satisfactory to Agent against any interruption of payment or impairment of collateral as a result of such continuing failure, Borrower Parties shall not be in default hereunder during such additional thirty (30) day period of diligent curing;

        (d)   Grantor changes the state of its formation or its name without providing Agent thirty (30) days prior written notice;

        (e)   the occurrence of an Event of Default (as such term is defined in the applicable Loan Document) under any other Loan Document; or

        (f)    any default under, or termination of, the Master Lease.

        Upon the occurrence of an Event of Default, at the option of Agent, the Indebtedness shall become immediately due and payable without notice to Grantor and Agent shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

        12.    Enforcement.    In an Event of Default exits, Lender may elect to foreclose the interest of Borrower in the Land and other Property pursuant to applicable law. Commencement of such an action shall be deemed a declaration by Lender that any and all of the Indebtedness and Obligations are to be due and payable immediately. Upon the election of Lender to effect a trustee's sale of the Land or other Property in lieu of judicial foreclosure, then Lender may instruct Trustee to commence such sale and consummate such sale in the following manner:

        (a)   Lender shall initiate such action by delivery to Trustee of a written declaration of the Event of Default and demand for sale and of written notice of the Event of Default and of election to cause to be sold the Land and any other Property designated by Lender, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. Should Lender elect to foreclose by exercise of the power of sale herein, Lender shall also deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of the Event of Default, Trustee, without demand on Borrower, shall sell the Land and any other Property designated by Lender at time and place of sale fixed by it in such notice of sale as Lender may direct, either as a whole or in separate parcels, as Lender may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Lender shall have the right to direct the order in which separate parcels shall be sold and Borrower shall have no right to direct the order in which separate parcels shall be sold. Trustee may postpone sale of all or any portion of the Land and other Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Any person, including Borrower, Trustee or Lender, may purchase at such sale. Lender may proceed as to the Property constituting personal property in accordance with Lender's rights and remedies in respect to the Land or sell the Property constituting personal property separately and without regard to the remainder of the Land in accordance with Lender's rights and remedies provided by the Uniform Commercial Code as well as other rights and remedies available at law or in equity. Borrower waives all rights to direct the order in which any of the Land and other Property shall be sold in the event of any sale under this Deed of Trust, and also any right to have any of the Land and other Property marshalled upon any sale.

        (b)   Lender, from time to time before Trustee's sale pursuant to this Section 12 may rescind any notice of breach or the Event of Default and of election to cause to be sold the Land or other Property by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of an Event of Default and demand for sale. The exercise by Lender of such right of rescission shall not constitute a waiver of any breach or Event of Default then existing or subsequently occurring or impair the right of Lender to execute and deliver to Trustee, as above provided, other declarations of an Event of Default and demand for sale, and notices of breach or Event of Default, the obligations hereof, nor otherwise affect any provisions, covenant or condition of the Note and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties thereunder or hereunder.

        (c)   Trustee shall deliver to the purchaser at any such trustee's sale its deed, without warranty, which shall convey to the purchaser the interest in the Land and other Property then sold which Borrower has or has the power to convey at the time of the execution of this Deed of Trust, and such as it may have acquired hereafter. The Trustee's deed shall recite the facts showing that the sale was conducted in compliance with all the requirements of law and of this Deed of Trust, which recital shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrances for value.

        (d)   In the case of a sale under this Deed of Trust, the said Land and other Property, real, personal and mixed, may be sold in one parcel or more than one parcel.

        (e)   Upon any sale made under or by virtue of this Section (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) (any such sale or disposition, a "Foreclosure Sale;" and any two or more, "Foreclosure Sales"), Lender may bid for and acquire the Land and other Property, or any part thereof, and in lieu of paying cash therefore may make settlement for the purchase price by crediting upon the Indebtedness and Obligations the net sale price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Lender is authorized to deduct under this Deed of Trust.

        (f)    In the event of any Foreclosure Sale, the entire Indebtedness and Obligations, if not previously due and payable, immediately thereupon shall, anything in the Note or in the Deed of Trust to the contrary notwithstanding, become due and payable.

        (g)   In the Event of Default exists, Lender may enter upon the Land, take possession of the Property, or any part thereof, with or, to the extent permitted by law, without judicial process, and, in connection therewith, without any responsibility or liability on the part of Lender, take possession of any property located on or in the Property which is not a part of the Property and hold or store such property at Borrower's expense and Lender may exercise any or all of the remedies available to a secured party under the Uniform Commercial Code including the following: Lender may require Borrower to assemble the personal property constituting part of the Property, and make such available to Lender at a place to be designated by Lender which is reasonably convenient to Borrower and Lender. After notification, if any, as hereafter provided in this subsection, Lender may sell, lease, or otherwise dispose of (herein, a "disposition"), at the office of Lender, or on the Land, or elsewhere, as chosen by Lender, all or any part of said personal property in its then condition or following any commercially reasonable preparation or processing, and each disposition may be as a unit or in parcels, by pubic or private proceedings, and by way of one or more contracts, and, at any disposition, it shall not be necessary to have present or exhibit said personal property, or any part thereof being sold. The disposition of any part of said personal property shall not exhaust Lender's power of disposition, but dispositions may be made from time to time until the Indebtedness and Obligations are paid and performed in full. Reasonable notification of the time and place of any public disposition pursuant to this subsection, or reasonable notification of the time after which any private disposition is to be made pursuant to this subsection, shall be sent to Borrower and to any other person entitled to receive notice under the Uniform Commercial Code. It is agreed that notice sent or given not less than five (5) calendar days prior to the taking of the action to which the notice relates, is reasonable notification for the purposes of this subsection.

        (h)   If an Event of Default exists, Lender may bring an action in a court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants hereof.

        (i)    Lender shall, as a matter of right, without notice and without giving bond to Borrower or anyone claiming by, under or through Borrower, and without regard for the solvency or insolvency of Borrower or the then value of the Property, pursuant to California Civil Code Section 2929.5 or other applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Borrower hereby consents to the appointment of such receiver and shall not oppose any such appointment. Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Lender would have, upon entering and taking possession of the Property under subsection (c) below. Without limiting the generality of the foregoing, Lender shall have the right to appoint a receiver in order to enforce Lender's rights under Section 2929.5 of the California Civil Code.

        13.    Other Remedies.    Lender may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Borrower or any other person or entity in favor of Lender in connection with the Obligations or any part thereof, without prejudice to the right of Lender thereafter to enforce any appropriate remedy against Borrower. Lender shall have the right to pursue all remedies afforded to a beneficiary under a deed of trust under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof.

        (a)   CCP Sections 726.5 and 736. Without limiting the foregoing, Lender may (i) in accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, recover any costs, expenses or liabilities, including without limitation attorneys' fees, incurred by Lender and arising from any breach of any covenant, warranty or agreement pertaining to any environmental requirements, or any order, consent decree or settlement relating to the cleanup of toxic or hazardous waste or waste products, or any other "environmental provision" (as defined in such Section 736) relating to the Land or other Property or any portion thereof, and (ii) in accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, waive the security of the Deed of Trust as to any parcel of the Land and other Property that is "environmentally impaired" or is an "affected parcel" (as such terms are defined in such Section), and thereafter exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Lender's claim against Borrower to judgment, and any other rights and remedies permitted by law,

        (b)   Action for Environmental Claims. In accordance with, and subject to limitations of, California Code of Civil Procedure Section 736, Lender may seek a judgment that Borrower has breached its covenants, representations and/or warranties with respect to the environmental matters contained in this Deed of Trust, the Indemnity Agreements and the Loan Agreement (the "Environmental Provisions"), and may commence and maintain an action or actions in any court of competent jurisdiction for enforcement of the Environmental Provisions and/or recovery of any all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses (including, without limitation, court costs, consultants' fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment), incurred or advanced by Lender pursuant to the Environmental Provisions (collectively, the "Environmental Costs"), excluding, however, any Environmental Costs not permitted to be recovered pursuant to Section 736 of the California Code of Civil Procedure. Environmental Costs that are not permitted to be recovered pursuant to Section 736 may be referred to hereinafter as the "Unsecured Environmental Costs," and Environmental Costs other than the Unsecured Environmental Costs may be referred to hereinafter as the "Secured Environmental Costs." Any Unsecured Environmental Costs shall not be secured by this Deed of Trust; however, nothing herein shall prevent Lender from recovering any Unsecured Environmental Costs pursuant to the Environmental Obligations set forth in the Loan Agreement, to the extent they are recoverable in accordance with Loan Agreement. All Secured Environmental Costs incurred by Lender shall bear interest at the default rate provided under the Note. All Secured Environmental Costs together with interest thereon at the rate then in effect under the Note shall be secured by this Deed of Trust and shall enjoy the same priority as the original principal amount of the Note. Borrower acknowledges and agrees that notwithstanding any term or provision contained in this Deed of Trust or in the other Loan Documents, Environmental Costs shall be exceptions to any nonrecourse or exculpatory provision, if any, and Borrower shall be fully and personally liable for Environmental Costs. Such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust. Borrower's obligations hereunder shall survive foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Borrower hereby waives the defense of laches and any applicable statute of limitations.

        14.    Expenditures and Expenses.    In any action to foreclose the lien hereof or otherwise enforce Trustee's, Agent's or Lender's rights and remedies hereunder, there shall be allowed and included as additional Indebtedness all costs and expenses which may be paid or incurred by or on behalf of Trustee, Agent or Lender, including without limitation, the costs of collection, enforcement, retaining, holding, preparing for disposition, processing and disposing of the Personal Property, appraiser's fees, outlays for documentary and expert evidence, stenographic changes, publication costs and costs (which may be estimated as the items to be expended after the entry of the decree) of procuring all such abstracts of title, title searches and examination, UCC record searches, title insurance policies, and similar data and assurance with respect to title as Agent may deem to be reasonably necessary either to prosecute any foreclosure action or to evidence to the bidder at any sale pursuant thereto the true condition of the title to or the value of the Property. All such costs and expenses, together with such other costs and expenses as may be incurred by Trustee, Agent or Lender in the protection of the Property, maintenance of the lien of this Deed of Trust or in any workout or restructuring of the Loan including, attorneys' fees and costs in any negotiation, litigation or other proceeding affecting this Deed of Trust, the Note, the other Loan Documents, the Property or the Personal Property, including probate, appellate, and bankruptcy proceedings and any post judgment proceedings to collect or enforce any judgment or order relating to this Deed of Trust or the other Loan Documents or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, and further including, attorneys' fees and costs in any negotiation, litigation or other proceeding, including costs and expenses in connection with obtaining any court order or the appointment of a receiver to enforce Agent's rights pursuant to Section 564 of the California Code of Civil Procedure and/or Section 2929.5 of the California Civil Code, shall be immediately due and payable to Agent, with interest thereon at the Default Rate, and shall be secured by this Deed of Trust.

        15.    Application of Proceeds of Foreclosure Sale.    Unless otherwise required by applicable law, the proceeds of any foreclosure sale of the Property shall be distributed and applied in the order of priority set forth in the Note with the excess, if any, being applied, to any party entitled thereto as their rights may appear. Only with respect to the Personal Property and only to the extent required by law, shall it be necessary for Agent to account for any surplus to Grantor. To the extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent arising out of the disposition, repossession or retention of the Property.

        16.    Future Advances.    This Deed of Trust is given to secure not only the existing Indebtedness and Obligations, but also future advances (whether such advances are obligatory or are made at the option of Lender or Agent, or otherwise) made by Agent or Lender under the Loan Agreement, the Note, this Deed of Trust or any of the other Loan Documents, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust. It is the intent hereof to secure payment of the Indebtedness whether the entire amount shall have been advanced to Borrower Parties at the date hereof, or at a later date, and to secure any other amount or amounts that may be added to the Indebtedness or Obligations. The total amount of the Indebtedness and Obligations secured hereby may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed five (5) times the aggregate face amount of the Note in principal plus interest thereon and any disbursements made for the payment of taxes, levies, or insurance on the Property with interest thereon. This Deed of Trust shall secure any and all additional or further monies which may be advanced by Lender or Agent to Borrower Parties after the date hereof, which future advances of money, if made, may be evidenced by a note or notes executed by one or more Borrower Parties to Lender and Agent bearing such rate of interest and with such maturities as shall be determined from time to time. Nothing herein contained shall be deemed an obligation on the part of Lender or Agent to make any future advances.

        17.    Waiver of Statute of Limitations.    Grantor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

        18.    Waiver of Homestead and Redemption; Other Waivers and Agreements.

        (a)   Grantor hereby waives all right of homestead exemption in the Property. Grantor hereby waives all right of redemption on behalf of Grantor and on behalf of all other persons acquiring any interest or title in the Property subsequent to the date of this Deed of Trust, except decree or judgment creditors of Grantor.

        (b)   In the event Grantor is deemed to have signed this Deed of Trust as a surety or accommodation party, or to have subjected its property to this Deed of Trust to secure the indebtedness of another, to the extent permitted by applicable law, Grantor hereby expressly waives the benefits of any statutory provision limiting the liability of a surety, and any defense arising by reason of any disability or other defense of Grantor or by reason of the cessation from any cause whatsoever of the liability of Grantor. Without limiting the foregoing, Grantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so Grantor shall be liable even if such other party had no liability at the time of execution of the Note or any other Loan Document, or thereafter ceases to be liable. Grantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so Grantor's liability may be larger in amount and more burdensome than that of such other party, Grantor waives all rights to require Agent to pursue any other remedy it may have against such other party, or any other Borrower Party, including any and all benefits under California Civil Code Section 2845, 2849 and 2850. Grantor further waives any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction and further waives all other suretyship defenses Grantor would otherwise have under the laws of California or any other jurisdiction.

        (c)   Upon a default by Borrower Parties, Agent in its sole discretion, without prior notice to or consent of Grantor (except such notice or consent as is expressly required under the Loan Documents), may elect to: (1) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan; (ii) accept a transfer of any such security in lieu of foreclosure; (iii) compromise or adjust the Loan or any part of it or make any other accommodation with Borrower Parties; or (iv) exercise any other remedy against Borrower Parties or any security. No such action by Agent shall release or limit the liability of Grantor, who shall remain liable under the Loan Documents after the action, even if the effect of the action is to deprive Grantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from the other Borrower Parties for any sums paid to Agent, whether contractual or arising by operation of law or otherwise. Grantor expressly agrees that under no circumstances shall they be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Agent or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

        (d)   Regardless of whether Grantor may have made any payments to Agent, Grantor hereby waives: (i) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from the other Borrower Parties or any other party for any sums paid to Agent, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise; (ii) all rights to enforce any remedy that Agent may have against the other Borrower Parties; and (iii) all rights to participate in any security now or later to be held by Agent for the Loan. The waivers given in this paragraph shall be effective until the Loan has been paid and performed in full.

        (e)   Grantor waives all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guarantied obligation, has destroyed Grantor's rights of subrogation and reimbursement against the other Borrower Parties by operation of Section 580d of the California Code of Civil Procedure or otherwise. Grantor further waives any right to a fair value bearing under California Code of Civil Procedure Section 580a, or any other similar law, to determine the size of any deficiency owing (for which any Grantor would be liable hereunder) following a non judicial foreclosure sale.

        (f)    Without limiting the foregoing or anything else contained in this Deed of Trust, Grantor waives all rights and defenses that Grantor may have because the Loan is secured by real property. This mew, among other things:

            (i)  That Leer may collect from Grantor without first foreclosing on any real or personal property collateral pledged by any other Borrower Party, and

           (ii)  If Agent forecloses on any real property collateral pledged by any Borrower Party: (x) the amount of the Loan may be reduced only by the price for which that collateral is sold at tie foreclosure sale, even if the collateral is worth more than the sale price; and (y) Lender may collect from Grantor even if Agent, by foreclosing on the real property collateral, has destroyed any right Grantor may have to collect from any other Borrower Patty.

        This subsection (f) is an unconditional and irrevocable waiver of any rights and defenses Grantor may have because the Loan is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

        (g)   Grantor waives all rights and defenses arising out of any failure of the Agent or Lender to disclose to the Grantor any information relating to the financial condition, operations, properties or prospects of any other Borrower Party now or in the future known to the Agent or Lender (tutor waiving any duty on the part of the Agent or Lender to disclose such information).

        (h)   Grantor further waives and agrees not to assert: (i) any right to require Agent to proceed against any guar, to proceed against or exhaust any other security for the Indebtedness and Obligations secured hereby, to pursue any other remedy available to Agent, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling; (iii) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the indebtedness secured hereby; and (iv) any benefit of, and any right to participate in, any other security now or hereafter held by Agent.

        (i)    Grantor f agrees that at any time or from time to time, without liability therefor and without notice, without affecting personal liability of any person for the payment of the indebtedness std hereby, and without affecting the lien of this Deed of Trust upon the Property for the full amount of all amounts secured hereby, Agent, or Trustee at the direction of Agent, may (i) reconvey all or any par' off the Property, (ii) consent to the making of any map of plat thereof, (iii) join in granting-any easement thereon or in creating any covenants or conditions restricting use or occupancy thereof, or (iv) join in any extension agreement or in any agreement subordinating the lien or change hereof.

        19.    Governing Law; Severability.    This Deed of Trust shall be governed by and construed in accordance with the internal laws of the State of Illinois except that the provisions of the laws of the jurisdiction in which the Land' is located shall be applicable to the creation, perfection and enforcement of the lien created by this Deed of Trust (excluding, however, the creation, attachment and grant of the security interest in Personal Property which shall be governed by the Illinois UCC). The invalidity, illegality or unenforceability of any provision of this Deed of Trust shall not affect or impair the validity, legality or enforceability of the remainder of this Deed of Trust, and to this end, the provisions of this Deed of Trust are declared to be severable.

        20.    Notice.    Notices shall be given under this Deed of Trust in conformity with the terms and conditions of the Loan Agreement and in conformity with applicable law.

        21.    Successors and Assigns Bound; Joint and Several Liability; Agents; Captions.    The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Agent, Lender and Grantor, subject to the transfer restrictions set forth in the Loan Agreement. All covenants and agreements of Grantor and Borrower Parties shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Agent may act through its employees, agents or independent contractors as authorized by Agent. The captions and headings of the paragraphs of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

        22.    Release.    Upon payment in full of all Indebtedness and the performance of all Obligations or release of the Property pursuant to Section 2.10 of the Loan Agreement, Agent shall release this Deed of Trust. In such event, Agent shall, at the request of Grantor, deliver to Grantor in recordable form, all such documents as shall be necessary to release the Property from the liens, security interests, conveyances, and assignments created or evidenced by this Deed of Trust. The recitals in such reconveyance of any matters or facts shall be conclusive as to the accuracy thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto". Grantor shall pay Agent's reasonable costs incurred in releasing or assigning this Deed of Trust and in preparing and filing any terminations or assignments of financing statements related thereto, as a condition to Agent's obligation to deliver the same.

        23.    Loss of Note.    Upon notice from Agent of the loss, theft, or destruction of the Note (or any of them) and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to

Grantor from Agent, or in the case of mutilation of the Note (or any of them), upon surrender of the mutilated Note, Grantor shall make and deliver a new note of like tenor in lieu of the then to be superseded Note (or any of them). Any one or more of the financial institutions which are or become a party to the Loan Agreement as Lenders may from time to time be replaced and, accordingly, one or more of the Notes may from time to time be replaced, provided that the terms of the Notes following such replacement, including the principal amount evidenced thereby, shall remain the same. As the indebtedness secured by this Deed of Trust shall remain the same, such replacement of the Notes shall not be construed as a novation and shall not affect, diminish or abrogate Grantor's liability under this Deed of Trust or the priority of this Deed of Trust.

        24.    Further Assurances.    Grantor agrees to execute any further documents, and to take any further actions reasonably requested by Agent to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, and to effectuate the rights specifically granted to Agent and Lender hereunder.

        25.    Subrogation.    Agent is hereby subrogated (a) to the lien(s) of each and every mortgage, deed of trust, lien or other encumbrance on all or any part of the Property which is fully or partially paid or satisfied out of the proceeds of the Indebtedness, and (b) to the rights of the owner(s) and bolder(s) of any such mortgage, deed of trust, lien or other encumbrance. The respective rights under and priorities of all such mortgages, deeds of trust, liens or other encumbrances shall be preserved and shall pass to and be held by Agent as additional security for the Indebtedness, to the same extent as if such rights and priorities had been duly assigned by separate instrument of assignment and notwithstanding that the same may have been cancelled and satisfied of record. Notwithstanding the foregoing, Agent agrees that only the terms and provisions set forth in this Deed of Trust and the other Loan Documents shall govern and control Grantor's rights and obligations hereunder and thereunder.

        26.    Time of Essence.    Time is of the essence of this Deed of Trust and the performance of each of the covenants and agreement contained herein.

        27.    Venue.    GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENTS ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS DEED OF TRUST SHALL BE LITIGATED IN SUCH COURTS. GRANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GRANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GRANTOR, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AY1 ER THE SAME HAS BEEN POSTED.

        28.    Jury Trial Waiver.    GRANTOR, AND AGENT AND LENDER BY THEIR ACCEPTANCE OF THIS DEED OF TRUST, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS DEED OF TRUST AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GRANTOR, LENDER AND AGENT, AND GRANTOR ACKNOWLEDGES THAT NEITHER AGENT NOR LENDER, NOR ANY PERSON ACTING ON BEHALF OF AGENT OR LENDER, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GRANTOR, LENDER AND AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS DEED OF TRUST AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GRANTOR, LENDER AND AGENT

FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

        29.    Tenants' Financial Statements.    Grantor shall deliver to Agent, promptly upon its receipt thereof, any and all financial statements and other reports, notices or documents delivered to Grantor by Tenants.

        30.    Acceptance of Trust.    Trustee hereby accepts the trust created by this Deed of Trust, upon the terms and subject to the conditions set forth herein, including the following:

        (a)   Trustee assumes no responsibility for and makes no warranties whatsoever as to (1) the description, identification or value of any or all of the Property, (ii) the validity of Loan Documents, (iii) Grantor's present or future financial condition, or (iv) the validity or collectibility of the Note.

        (b)   Trustee (i) may exercise Trustee's powers and perform Trustee's duties hereunder by or through such attorneys or agents and servants as they shall appoint, and (ii) shall not be answerable or liable (1) for the acts, negligence or default of any such attorney, agent or servant which they may so appoint, so long as they select them with reasonable care, or (2) for any act or omission of Lender, or (3) for any other cause arising under this Deed of Trust or otherwise, except for Trustee's own willful misconduct.

        (c)   Trustee, in Trustee's discretion may consult with legal counsel to be selected and employed by them, and Trustee shall incur no liability to Grantor, Agent or any other person by reason of anything done, suffered to be done or omitted to be done by Trustee in accordance with the opinion of such counsel.

        (d)   Trustee shall not be under any obligation to sell any or all of the Property upon a default hereunder, or to take any other action authorized to be taken by Trustee in the event of any default hereunder, except upon the written demand of Agent furnishing security or indemnity satisfactory to Trustee against costs, expenses, and liabilities incurred or which may be incurred in selling the Property or taking such other action authorized to be taken by Trustee hereunder.

        31.    Trustee Provisions.

        (a)   From time to time upon written request of Lender and presentation of this Deed of Trust for endorsement and without affecting the personal liability of any person for payment of the indebtedness evidenced by the Note or performance of the obligations under the Loan Documents, Trustee may, without liability therefor and without notice: reconvey all or any part of the Property; consent to the making of any map or plat thereof; join in granting any easement thereon; join in any declaration of covenants and restrictions; or join in any extension agreement or any agreement subordinating the lien or charge hereof Trustee or Lender may from time to time apply in any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Lender may obtain orders or decrees directing or confirming or approving acts in the execution of such trusts and the enforcement of such remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Trustee under this Deed of Trust. Borrower shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the enforcement of the trusts created hereunder, including reasonable attorney's fees. Borrower shall indemnify Trustee and Lender against all losses, claims, demands and liabilities which either may incur, suffer or sustain in the execution of the trusts created hereunder or in the performance of any act required or permitted hereunder or by law.

        (b)   From time to time, by a writing signed by Lender, Lender may appoint another trustee to act in the place and stead of Trustee or any successor, with the same effect as if originally named Trustee herein.

        32.    Lender's Lien for Service Charge and Expenses.    At all times, regardless of whether any Loan proceeds have been disbursed, this Deed of Trust secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Lender not to exceed the maximum amount secured hereby.

        33.    Hazardous Materials Representations, Warranties and Covenants.

        (a)   Borrower covenants and agrees that it (a) shall not use, generate, store or allow to be generated, stored or used, any Hazardous Materials (as hereinafter defined) on the Property, except in the ordinary course of Borrower's business and in accordance with all Hazardous Materials Laws (as hereinafter defined), (b) shall at all times maintain the Property in full compliance with all applicable Hazardous Materials Laws, including timely remediating the Property if and when required, and (c) shall comply with all provisions of the relating to environmental matters.

        (b)   Borrower shall promptly notify Lender in writing of (1) any investigation, claim or other proceeding by any party caused or threatened in connection with any Hazardous Materials on the Property, or the failure or alleged failure of the Property to comply with any applicable Hazardous Materials Laws, or (ii) Borrower's discovery of any condition on or in the vicinity of the Property that could cause the Property to fail to comply with applicable Hazardous Materials Laws.

        (c)   Borrower represents and warrants to the best of its knowledge, and covenants that there are no, nor will there be, for as long as any indebtedness or obligations remain outstanding under the Loan, any Hazardous Materials generated, released, stored, buried or deposited over, beneath, in or upon the Project or any part thereof or on or beneath the surface of adjacent property, except as such Hazardous Materials may be generated, used, stored or transported in connection with the permitted uses of the Project or any part thereof and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor. "Hazardous Materials" shall mean and include gasoline, any pollutants, flammables, explosives, petroleum (including crude oil) or any fraction thereof, radioactive materials, hazardous wastes, dangerous or toxic substances or related materials, polychlorinated biphenyls, including substances defined as or included in the definition of toxic or hazardous substances, wastes or materials under any federal, state or local laws, ordinances, regulations or guidances which relate to pollution, the environment or the protection of public health and safety, or limiting, prohibiting or otherwise regulating the presence, sale, recycling, generation, manufacture, use, transportation, disposal, release, storage, treatment of, or response or exposure to, toxic or hazardous substances, wastes or materials, and shall include Hazardous Substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., any petroleum or petroleum products (excluding a small quantity of gasoline and oil used in maintenance equipment on the Property), asbestos or asbestos containing material, or any other hazardous substances, hazardous wastes or hazardous materials as defined by other Hazardous Materials Laws (as hereinafter defined). Such laws, ordinances and regulations, now or hereafter in effect, and as the same may be amended from tune to time, are hereinafter collectively referred to as the "Hazardous Materials Laws."

        (d)   Borrower hereby represents, warrants and certifies to the best of its knowledge, based on due inquiry, that (a) there are no underground or above ground storage tanks or surface impoundments located on, under or about the Property or any part thereof that are subject to the notification requirements under Section 9002 of the Solid Waste Disposal Act, as now or hereafter amended (42 U.S.C. § 6991 or any other applicable Laws); and (b) there is no facility located on the Property or any part thereof that is subject to the reporting requirements of Section 312 of the Federal Emergency Planning and Community Right to Know Act of 1986 and the Federal regulations promulgated thereunder (42 U.S.C. § 11022).

        34.    Delivery of Recorded Deed of Trust.    If California Civil Code Section 3110.5 is applicable to Borrower Parties in connection with the Loan, as soon as practicable following recordation of this Deed of Trust, Borrower shall delivery to any general contractor a copy of the recorded Deed of Trust, certified by the county recorder and shall otherwise fully comply with said Section 3110.5.

        35.    Agent.    If pursuant to the provisions of the Loan Agreement, the Loan is evidenced by more than one note and such notes are held by more than one person or entity, then (i) as provided in Article 9 of the Loan Agreement, all grants of security interest provided herein in favor of Trustee shall automatically constitute grants in favor of Trustee for the benefit of each of the Co-Lenders (as defined in the Loan Agreement) and Agent (as defined in the Loan Agreement), and (ii) each grant of security interest provided herein shall be deemed to be repeated separately in favor of the Trustee for the benefit of the Agent and each of the Co-Lenders separately, as though the granting clauses were physically repeated in this instrument one time for each of such notes from time to time outstanding.

        36.    No Merger.    No obligation of Grantor to pay fees or costs or to indemnify Lender shall merge into any final judgment of foreclosure, it being the intent of the parties that such obligations shall survive foreclosure.

        37.    Entire Agreement.    This Deed of Trust constitutes the entire agreement of the parties with respect to the matters discussed herein. This Deed of Trust cannot be changed except by agreement, in writing, signed by Grantor and Agent.

        38.    Limitation on Interest.    Grantor agrees to pay an effective rate of interest equal to the rate stated in the documents evidencing the Indebtedness plus any additional rate, if any, resulting from any charge or fee in the nature of interest paid or to be paid by Grantor in connection with the Indebtedness, or any benefit received or to be received by Agent, Lender or Trustee in connection with the Indebtedness.

[Signatures appear on the following page.]

        IN WITNESS WHEREOF, Grantor has executed this Deed of Trust or has caused the same to be executed by its duly authorized representatives as of the date first above written.

GRANTOR:
MOUNTAINVIEW COMMUNITYCARE LLC a Nevada limited liability company
By:	The Ensign Group, Inc., a Delaware corporation, its sole member
	By:	/s/ GREGORY STAPLEY
	Name:	Gregory K. Stapley
	Its:	Vice President

(Signature Page to Deed of Trust (Park View Gardens, CA))

STATE OF CALIFORNIA
COUNTY OF ORANGE	Title of Document: Acknowledgment Certificate

        On October 12, 2006, before me, YOLANDA VILLEGAS STAFF, a Notary Public in and for the above county, personally appeared GREGORY K. STAPLEY personally known to me, to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and seal.

My Commission Expires: May 27, 2009	/s/ YOLANDA VILLEGAS STAFF NOTARY PUBLIC

NOTARY SEAL

YOLANDA VILLEGAS STAFF
Commission # 1562875
Notary Public—California
San Mateo County
My Comm. Expires May 27, 2009

EXHIBIT A

Legal Description